Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 7, 2010 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-164169) and related Prospectus of John Hancock Variable Life Account UV.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2010

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 31, 2010 with respect to the financial statements of John Hancock Variable Life Account UV of John Hancock Life Insurance Company (U.S.A.), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-164169) and related Prospectus of John Hancock Variable Life Account UV of John Hancock Life Insurance Company (U.S.A.).

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
April 27, 2010	Licensed Public Accountants